PROSPECTUS SUPPLEMENT	EXHIBIT 99.1
(To Prospectus dated July 3, 2003	REGISTRATION NO. 333-78575

1,000,000,000 Depositary Receipts
Internet HOLDRS (SM) Trust

          This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

          The share amounts specified in the table in the “Highlights of Internet HOLDRS” section of the base prospectus shall be replaced with the following:

Name of Company(1)	Ticker	Share Amounts	Primary Trading Market

Amazon.com, Inc.	AMZN	18	NASDAQ
Ameritrade Holding Corporation	AMTD	9	NASDAQ
CMGI Inc.	CMGI	10	NASDAQ
CNET Networks, Inc.	CNET	4	NASDAQ
DoubleClick Inc.	DCLK	4	NASDAQ
EarthLink, Inc.	ELNK	6.23	NASDAQ
eBay Inc.	EBAY	24	NASDAQ
E*TRADE Financial Corporation	ET	12	NYSE
McAfee, Inc.(1)	MFE	7	NYSE
Priceline.com Incorporated	PCLN	1.167	NASDAQ
RealNetworks, Inc.	RNWK	8	NASDAQ
Time Warner Inc	TWX	42	NYSE
Yahoo! Inc.(2)	YHOO	52	NASDAQ

(1)	Effective June 30, 2004, Network Associates, Inc. (NYSE: NET) announced that it had changed its name to McAfee, Inc. (NYSE: MFE).

(2)	Yahoo! Inc. (NASDAQ:YHOO) announced a 2-for-1 stock split on its common stock payable on May 11, 2004 to shareholders of record as of April 26, 2004. Effective May 17, 2004 the share amount of Yahoo! Inc. represented by a round lot of 100 Internet HOLDRS was 52.

          The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

The date of this prospectus supplement is June 30, 2004.